Exhibit 99.4

COLLATERAL ACCOUNT CONTROL AGREEMENT
between
FORD CREDIT AUTO LEASE TRUST 20_-_,
as Grantor
and
THE BANK OF NEW YORK MELLON,
as Indenture Trustee
Dated as of _______, 20__

i

     COLLATERAL ACCOUNT CONTROL AGREEMENT, dated as of _______, 20__ (this “Agreement”) among FORD CREDIT AUTO LEASE TRUST 20_-_, a Delaware statutory trust, as Grantor (the “Grantor”), THE BANK OF NEW YORK MELLON, a New York banking corporation, as Indenture Trustee for the benefit of the Noteholders, (in such capacity, the “Secured Party”) and THE BANK OF NEW YORK MELLON in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC (in such capacities, the “Financial Institution”).
ARTICLE I
USAGE AND DEFINITIONS
     Section 1.1. Usage and Definitions. Capitalized terms used but not otherwise defined in this Agreement are defined in Appendix 1 to the Exchange Note Supplement (the “Exchange Note Supplement”) to the Credit and Security Agreement (as defined below), dated as of _______, 20__, among CAB East LLC (“CAB East”), as a Borrower and CAB West LLC (“CAB West” and together with CAB East, the “Titling Companies”), as a Borrower, U.S. Bank National Association (“U.S. Bank”), as Administrative Agent, HTD Leasing LLC (“HTD”), as Collateral Agent, and Ford Motor Credit Company LLC (“Ford Credit”), as Lender and Servicer. Capitalized terms used but not otherwise defined in this Agreement or in Appendix 1 to the Exchange Note Supplement are defined in Appendix A to the Amended and Restated Credit and Security Agreement (the “Credit and Security Agreement”), dated as of December 1, 2006, among the Titling Companies and FCALM, LLC, as Borrowers, U.S. Bank, as Administrative Agent, HTD, as Collateral Agent and Ford Credit, as Lender and Servicer. Appendix 1 and Appendix A also contain rules as to usage applicable to this Agreement and are incorporated by reference into this Agreement. All references to the “UCC” mean the Uniform Commercial Code as in effect in the State of New York.
ARTICLE II
ESTABLISHMENT OF COLLATERAL ACCOUNTS
     Section 2.1. Description of Account. The Financial Institution has established the following accounts (each, a “Collateral Account”):
     “Collection Account — The Bank of New York Mellon as Indenture Trustee, as secured party for Ford Credit Auto Lease Trust 20_-_” with account number [______];
     “Principal Payment Account — The Bank of New York Mellon as Indenture Trustee, as secured party for Ford Credit Auto Lease Trust 20_-_” with account number [______]; [and
     “Hedge Counterparty Collateral Account — The Bank of New York Mellon as Indenture Trustee, as secured party for Ford Credit Auto Lease Trust 2011-WH1” with account number [_____]].

     Section 2.2. Account Modifications. Neither the Financial Institution nor the Grantor will change the name or account number of any Collateral Account without the prior written consent of the Secured Party.
     Section 2.3. Type of Account. The Financial Institution agrees that each Collateral Account is, and will be maintained as, either (i) a “securities account” (as defined in Section 8-501 of the UCC) or (ii) a “deposit account,” as defined in Section 9-102(a)(29) of the UCC).
     Section 2.4. Securities Account Provisions. If and to the extent any Collateral Account is a securities account (within the meaning of Section 8-501 of the UCC) the Financial Institution agrees that:
     (a) all securities, financial assets or other investment property (other than cash) credited to each Collateral Account will be registered in the name of the Financial Institution, indorsed to the Financial Institution or in blank or credited to another securities account maintained in the name of the Financial Institution. In no case will any financial asset credited to any Collateral Account be registered in the name of the Grantor, payable to the order of the Grantor or specially indorsed to the Grantor unless the foregoing have been specially indorsed to the Financial Institution or in blank; and
     (b) all financial assets delivered to the Financial Institution pursuant to the Indenture will be promptly credited to the appropriate Collateral Account; and each item of property (whether investment property, financial asset, security or instrument) credited to any Collateral Account will be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.
ARTICLE III
SECURED PARTY CONTROL
     Section 3.1. Control for Purposes of UCC. If the Financial Institution receives any order from the Secured Party or its authorized agent (i) directing disposition of funds in any Collateral Account or (ii) directing transfer or redemption of the financial assets relating to the Collateral Accounts (a “Secured Party Order”), the Financial Institution will comply with the Secured Party Order without further consent by the Grantor or any other person.
     Section 3.2. Conflicting Orders or Instructions. Notwithstanding anything to the contrary contained herein, if at any time, the Financial Institution receives conflicting orders or instructions from the Secured Party and the Grantor, the Financial Institution will follow the orders or instructions of the Secured Party and not the Grantor. The Financial Institution will (i) have no obligation to investigate or inquire as to whether the Secured Party is entitled pursuant to the Indenture or otherwise to deliver any Secured Party Order and (ii) be entitled to rely on communications (including Secured Party Orders) believed by it in good faith to be genuine and given by the appropriate party.

ARTICLE IV
INVESTMENT OF FUNDS IN THE COLLATERAL ACCOUNTS
     Section 4.1. Investment of Funds. If (i) the Financial Institution has not otherwise received a Secured Party Order regarding the investment of funds held in the Collateral Accounts by 11:00 a.m. New York time (or such other time as may be agreed between the Financial Institution and the Grantor) on the Business Day preceding a Payment Date, or (ii) a Default or Event of Default has occurred and is continuing with respect to the Notes and the Indenture Trustee has provided notice of such continuing Default or Event of Default to the Financial Institution, the Financial Institution will, to the fullest extent practicable, invest and reinvest funds on deposit in such Collateral Account in accordance with the last investment instruction received, which will be deemed to be effective with respect to such investment.
ARTICLE V
SUBORDINATION OF LIEN; WAIVER OF SET-OFF
     Section 5.1. Subordination. If the Financial Institution has, or subsequently obtains, by agreement, by operation of law or otherwise a security interest in any Collateral Account (or any portion thereof), the Financial Institution agrees that such security interest will be subordinate to the security interest of the Secured Party.
     Section 5.2. Set-off and Recoupment. The financial assets, money and other items credited to each Collateral Account will not be subject to deduction, set-off, recoupment, banker’s lien, or any other right in favor of any person other than the Secured Party. However, the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of each Collateral Account, (ii) the face amount of any checks which have been credited to a Collateral Account but are subsequently returned unpaid because of uncollected or insufficient funds and (iii) any advances made in connection with the settlement of any investment made with respect to the Collateral Accounts.
ARTICLE VI
OTHER AGREEMENTS
     Section 6.1. Adverse Claim. Except for the claims and interests of the Secured Party and the Grantor, the Financial Institution does not know of any lien on, or claim to, or interest in, any Collateral Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC), cash or funds credited thereto.
     Section 6.2. Correspondence, Statements and Confirmations. The Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning any Collateral Account and, if applicable, any financial assets credited thereto, simultaneously to the Grantor and the Secured Party.
     Section 6.3. Representation of the Financial Institution. The Financial Institution represents that this Agreement is the valid and legally binding obligation of the Financial Institution.

     Section 6.4. Release of Financial Institution. The Grantor and the Secured Party agree that the Financial Institution is released from any and all liabilities to the Grantor and the Secured Party arising from the terms of this Agreement and the compliance of the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution’s negligence. In no event will the Financial Institution be liable, directly or indirectly, to any person or entity for any indirect, special, incidental or consequential damages of any kind whatsoever (including lost profit), even if the Financial Institution has been advised of the likelihood of such loss or damage and regardless of the form of action.
     Section 6.5. Termination. The obligations of the Financial Institution to the Secured Party pursuant to this Agreement will continue in effect until the security interests of the Secured Party in each Collateral Account have been terminated pursuant to the terms of the Indenture and the Secured Party has notified the Financial Institution of such termination in writing. The Financial Institution may terminate its obligations under this Agreement if the Secured Party resigns or is removed as Indenture Trustee pursuant to the Indenture, provided, that such termination will not be effective until the Collateral Accounts have been established with, and transferred to, another securities intermediary which has agreed to assume the obligations of the Financial Institution under this Agreement. The termination of this Agreement will not terminate any Collateral Account or alter the obligations of the Financial Institution to the Grantor pursuant to any other agreement with respect to any Collateral Account.
     Section 6.6. Existence of Other Agreements. The Financial Institution confirms and agrees that:
     (a) There are no other agreements entered into between the Financial Institution and the Grantor with respect to any Collateral Account other than the Indenture;
     (b) The Financial Institution has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to any Collateral Account pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) or instructions (within the meaning of Section 9-104 of the UCC) of such other person; and
     (c) The Financial Institution has not entered into, and until the termination of this Agreement will not enter into, any agreement purporting to limit or condition the obligation of the Financial Institution to comply with entitlement orders or instructions.
     Section 6.7. Notice. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Collateral Account (or in any financial asset, cash or funds carried therein), the Financial Institution will promptly notify the Secured Party.
ARTICLE VII
MISCELLANEOUS
     Section 7.1. Amendment. No amendment to or modification of this Agreement or waiver of any right under this Agreement will be binding on any party to this Agreement unless it is in writing and is signed by all of the parties to this Agreement.

     Section 7.2. Conflict With Other Agreement. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement will prevail.
     Section 7.3. Location of Financial Institution. Regardless of any provision in any other agreement, for purposes of the UCC, New York will be the location of the bank for purposes of Sections 9-301, 9-304 and 9-305 of the UCC and the securities intermediary for purposes of Sections 9-301 and 9-305 and Section 8-110 of the UCC.
     Section 7.4. GOVERNING LAW. THIS AGREEMENT AND EACH COLLATERAL ACCOUNT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 7.5. Submission to Jurisdiction. The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement. The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
     Section 7.6. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
     Section 7.7. Successors. The terms of this Agreement will be binding upon, and will be for the benefit of, the parties hereto and their respective successors and assigns and will apply to any successor account to any Collateral Account.
     Section 7.8. Notices.
     (a) All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given:
     (i) upon delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail,
     (ii) in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient,
     (iii) in the case of an email, when receipt is confirmed by telephone, reply email from the recipient, and
     (iv) in the case of an electronic posting to a password-protected website to which the recipient has been provided access, upon delivery of an email to such recipient stating that such electronic posting has occurred.

     Any such notice, request, demand, consent or other communication must be delivered or addressed as set forth on Schedule A to the Indenture or at such other address as any party may designate by notice to the other parties.
     (b) Any notice required or permitted to be mailed to a Noteholder must be sent by overnight delivery, mailed by registered first class mail, postage prepaid, or sent by fax, to the address of such Person as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement will be conclusively presumed to have been properly given, whether or not the Noteholder receives such notice.
     Section 7.9. Severability. If any of the covenants, agreements or terms of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements or terms of this Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement.
     Section 7.10. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.
     Section 7.11. Headings. The headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of this Agreement.
     Section 7.12. No Petition. Each party to this Agreement covenants that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of the Notes, all Exchange Notes, and all distributions to all Holders of Certificates and all holders of any other Securities (as defined in the related Titling Company Agreement) the payments on which are derived in any material part from amounts received with respect to any Titling Company Assets (as defined in the applicable Titling Company Agreements), it will not institute against, or join any Person in instituting against, the Issuer, the Depositor, any Holding Company, any Titling Company, or the Holders of the Collateral Specified Interest Certificates any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the 20_-_ Exchange Note, the Notes, this Agreement or any of the other 20_-_ Basic Documents and agrees it will not cooperate with or encourage others to file a bankruptcy petition against the Issuer, the Depositor, any Holding Company, any Titling Company or the Holders of the Collateral Specified Interest Certificates during the same period.
[Remainder of Page Intentionally Left Blank]

EXECUTED BY:
FORD CREDIT AUTO LEASE TRUST 20_-_,
as Grantor

	By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee of Ford Credit Auto Lease Trust 20_-_

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
solely in its capacity as “Indenture Trustee” for the “Noteholders”

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as securities intermediary

By:
Name:
Title:
[Signature Page to Collateral Account Control Agreement]